THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

October 13, 2015

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by American Depositary Receipts for Ordinary Shares of
Thai Union Frozen Products Public Company Limited
(Form F-6 File No 333-184961)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change to the form of receipt for Thai Union Frozen Products Public Company Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with the revised name for Thai Union Group Public Company Limited, which has been changed to Thai Union Group Public Company Limited.

The Prospectus has been revised to reflect the new name as follows:

“Thai Union Group Public Company Limited”.

Please contact me with any questions or comments at 212 815-2301.

Paul Brophy

Vice President

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)